Exhibit 5.1

Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

February 13, 2012

Overseas Shipholding Group, Inc.

666 Third Avenue

New York, New York 10017

Ladies and Gentlemen:

 We have acted as counsel for Overseas Shipholding Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale by the Company from time to time of (a) an indeterminate number of shares of common stock, par value $1.00 per share (the “Common Stock”) of the Company; (b) an indeterminate number of shares of preferred stock of the Company (the “Preferred Stock”), which may be issued in one or more series; (c) the Company’s senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued in one or more distinct series pursuant to one or more indentures relating to the Debt Securities (each, an “Indenture”), between the Company and a trustee to be named therein (the “Trustee”); (d) warrants of the Company (the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a designated warrant agent (the “Warrant Agent”), and (e) units consisting of one or more of the securities described in clauses (a) through (d) above (the “Units”) which may be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”). The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are collectively referred to herein as the "Securities" and each, a "Security."

 We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

 Based upon the foregoing, we are of the opinion that:

 1.    With respect to any shares of any Common Stock offered by the Company, when such Common Stock is issued and delivered in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement against payment therefor (in excess of the par value thereof), or upon conversion or exercise of any Security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company (the “Board of Directors”), for the consideration approved by the Board of Directors (which consideration is in excess of the par value of the Common Stock), such shares of Common Stock will be will be duly authorized, validly issued, fully paid and nonassessable.

2.    With respect to any shares of any series of Preferred Stock offered by the Company, when (i) the Company has duly and validly amended its Amended and Restated Certificate of Incorporation to provide for the issuance of Preferred Stock, (ii) if the authorized Preferred Stock is blank check Preferred Stock, a Certificate of Designation for the Preferred Stock has been duly adopted in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “Certificate of Designation”) and such Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware, and (iii) such Preferred Stock is issued and delivered in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement against payment therefor (in excess of the par value thereof), such shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

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February 13, 2012

3.    With respect to any series of Debt Securities offered by the Company, when (i) the Indenture and any supplemental indenture relating to such Debt Securities has been duly authorized, executed and delivered by each of the Company and the Trustee thereto and such indenture has been qualified under the Trust Indenture Act of 1939, (ii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture relating to such Debt Securities, (iii) the Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture relating to such Debt Securities and (iv) the Debt Securities have been issued and sold or otherwise distributed in accordance with the Indenture and any supplemental indenture relating to such Debt Securities, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, against payment therefor, such Debt Securities will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws affecting the rights of creditors generally and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

4.    With respect to any Warrants offered by the Company, when (i) the Warrant Agreement relating to such Warrants has been duly authorized, executed and delivered by each of the Warrant Agent and the Company, (ii) the terms of the Warrants have been duly established in conformity with the Warrant Agreement relating to such Warrants and (iii) such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement relating to such Warrants and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement against payment therefor, such Warrants will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws affecting the rights of creditors generally and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

5.    With respect to any Units offered by the Company, when (i) the Unit Agreement relating to such Units has been duly authorized, executed and delivered by each of the Unit Agent and the Company, (ii) the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement relating to such Units and (iii) such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement relating to such Units and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement against payment therefor, such Units will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws affecting the rights of creditors generally and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

In connection with the opinions expressed above, we have examined the original or certified, conformed or photostatic copies of: (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company; (iii) the Amended and Restated By-Laws of the Company; (iv) the form of Indenture between the Company and a trustee to be named; and (v) originals, or copies certified or otherwise identified to our satisfaction, of such other documents, certificates, instruments, records and such other legal matters as we have deemed necessary or relevant for purposes of rendering this opinion. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies as we considered necessary or appropriate for enabling us to express the opinion.

February 13, 2012

In rendering the foregoing opinions, we have assumed that, at or prior to the time of delivery of any Security: (i) the Company is validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) the Registration Statement, and any amendments thereto, has become effective under the Securities Act (and will remain effective at the time of issuance of such Security thereunder); (iii) a prospectus supplement with respect to such Security has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iv) the Board of Directors has duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (v) if the Security is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Security has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) the Company has issued and delivered such Security in the manner contemplated by the Registration Statement and related prospectus supplement. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company. We have also assumed that any Debt Security, Indenture, Warrant, Warrant Agreement, Unit or Unit Agreement shall be the valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company). We have also assumed that the laws of the State of New York will be chosen to govern any Debt Security, Indenture, Warrant, Warrant Agreement, Unit or Unit Agreement, and that such choice is a valid and legal provision.

The foregoing opinions are based upon and expressly limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect, of the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Delaware. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Proskauer Rose LLP